Exhibit 4.14

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 28, 2008 among Petrohawk Energy Corporation, a Delaware corporation (the “Company”), HK Energy Marketing, LLC, a Delaware limited liability company (the “New Guarantor”), the existing Guarantors (as defined in the Indenture referred to herein), and U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S S E T H

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 12, 2006, relating to the 9 1/8% Senior Notes due 2013 (the “Securities”) of the Company;

WHEREAS, Section 4.9 of the Indenture provides that if the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary (other than a Foreign Subsidiary) on or after the Issue Date, then the Company shall cause such newly acquired or created Restricted Subsidiary to become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit E to the Indenture and deliver an Opinion of Counsel to the Trustee as provided in the Indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

3. EXECUTION AND DELIVERY. The New Guarantor agrees that the Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: November 28, 2008

HK ENERGY MARKETING, LLC

By:	/s/ David S. Elkouri
David S. Elkouri
Secretary

P-H ENERGY, LLC
PETROHAWK OPERATING COMPANY
RED RIVER FIELD SERVICES, L.L.C.
WINWELL RESOURCES, INC.
WSF, INC.
KCS RESOURCES, INC.
KCS ENERGY SERVICES, INC.
MEDALLION CALIFORNIA PROPERTIES COMPANY
PROLIQ, INC.
ONE TEC, LLC
ONE TEC OPERATING, LLC
BISON RANCH LLC

By:	/s/ David S. Elkouri
David S. Elkouri
Executive Vice President – General Counsel and Secretary

PETROHAWK HOLDINGS, LLC

By:	/s/ David S. Elkouri
David S. Elkouri
Vice President, Treasurer and Assistant Secretary

PETROHAWK PROPERTIES, LP

By:	P-H Energy, LLC
Its General Partner

By:	/s/ David S. Elkouri
David S. Elkouri
Executive Vice President – General Counsel and Secretary

PETROHAWK ENERGY CORPORATION

By:	/s/ David S. Elkouri
David S. Elkouri
Executive Vice President – General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ William W. MacMillan
Name:	William W. MacMillan
Title:	Vice President

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